Holly Energy Press Release
March 7, 2013
Holly Energy Partners Proceeding with Expansion of Crude System in Southeastern New Mexico

DALLAS, TX - Holly Energy Partners, L.P. (NYSE “HEP”) announced today that it is proceeding with the expansion of its crude oil transportation system in southeastern New Mexico in response to increased crude oil production in the area. The project has been approved by HEP’s Board of Directors and has already received the necessary shipper support. The expansion will provide shippers with additional pipeline takeaway capacity to either common carrier pipeline stations for transportation to major crude oil markets or to HollyFrontier’s New Mexico refining facilities.

To complete the project, HEP will convert an existing refined products pipeline to crude oil service, construct several new pipeline segments, expand an existing pipeline, and build new truck unloading stations and crude storage capacity. Excluding the value of the existing pipeline to be converted, total capital expenditures are expected to be $35-40 million. HEP estimates the project will provide increased capacity of up to 100,000 barrels per day across its system and anticipates it will be in service no later than early 2014.
About Holly Energy Partners, L.P.:
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, tankage and terminal services to the petroleum industry, including HollyFrontier Corporation, which currently owns a 44% interest (including a 2% general partner interest) in Holly Energy. Holly Energy owns and operates petroleum product and crude pipelines, tankage, terminals and loading facilities located in Texas, New Mexico, Arizona, Oklahoma, Washington, Idaho, Utah, Kansas and Wyoming. In addition, Holly Energy owns a 75% interest in UNEV Pipeline, LLC, the owner of a Holly Energy operated refined products pipeline running from Salt Lake City, Utah to Las Vegas, Nevada, and related product terminals and a 25% interest in SLC Pipeline LLC, a 95-mile intrastate pipeline system serving refineries in the Salt Lake City, Utah area.
Information about Holly Energy Partners, L.P. may be found on its website at http://www.hollyenergy.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements use words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. These statements are based on our beliefs and assumptions and those of Holly Energy’s general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and Holly Energy’s general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor Holly Energy’s general partner can give assurance that our expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	the demand for refined petroleum products in markets we serve;

•	our ability to successfully purchase and integrate additional operations in the future;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:

Julia Heidenreich, Vice President, Investor Relations
M. Neale Hickerson, Investor Relations
Holly Energy Partners
214/954-6511